Exhibit 99.1

For Immediate Release

Contacts:

Corporate Communications	Investor Relations
Eric Ruff	Dave Spille
Engility Holdings, Inc.	Engility Holdings, Inc.
(703) 375-6463	(703) 375-4221
eric.ruff@engilitycorp.com	dave.spille@engilitycorp.com

David Savner to Become Co-Chairman of

Engility’s Board of Directors

Current Chairman, Pete Boykin, to Retire at May 2015 Stockholders Meeting

CHANTILLY, Va., January 13, 2015 – Engility Holdings, Inc. (NYSE:EGL), today announced that David A. Savner has been designated by its Board of Directors to serve as co-chairman effective upon the closing of Engility’s anticipated acquisition of TASC, Inc., which is expected to occur during the first quarter of 2015. Mr. Savner will serve as non-executive co-chairman of the combined company with Peter A. Marino, the current chairman of TASC. Mr. Savner will succeed Engility’s current chairman, Edward P. (Pete) Boykin, who will not stand for re-election at the Company’s May 2015 Annual Meeting of Stockholders.

As previously disclosed, following the completion of the TASC transaction, Engility’s Board of Directors will be expanded to 11 members from seven and will have a non-executive co-chair structure. Engility expects to conduct a search for an additional Board member to replace Mr. Boykin either at or following the annual meeting.

Mr. Savner has been a member of Engility’s Board of Directors and has been chairman of the Nominating and Corporate Governance Committee since the Company’s formation in 2012. Mr. Savner is a Partner with the law firm of Jenner & Block LLP, and a member of its Corporate Practice. Prior to rejoining Jenner & Block in 2009, Mr. Savner was Senior Vice President, General Counsel and Secretary of General Dynamics, an aerospace and defense company, from 1999 to 2009.

“On behalf of the Board, I want to thank Pete for his exceptional leadership in guiding us through our spin-off, challenging market conditions and our acquisition of DRC and pending acquisition of TASC,” said Engility President and CEO Tony Smeraglinolo. “Not only is Pete a great leader but he also is an outstanding person. Pete has been instrumental in our success and we wish him the very best during his retirement.”

Mr. Smeraglinolo continued, “Although we will miss Pete, we are fortunate to have such a capable successor in David Savner. David has tremendous business experience and is a strategic thinker who has been an integral member of Engility’s Board of Directors. Through his presence as non-executive co-chairman, he will provide strong continuity as we enter our next phase of growth and continue to execute on our vision and accelerate our momentum in the marketplace.”

“I am honored by my election to the co-chair role and believe Engility’s differentiated business model and growth strategy to further diversify its customer base and capabilities and add substantial scale to its business continues to serve it well,” said Mr. Savner. “I look forward to working closely with all of our Board members and the Engility leadership team to achieve greater success and to create additional value for our shareholders, customers and employees.”

ABOUT ENGILITY

Engility is a pure-play government services contractor providing highly skilled personnel wherever, whenever they are needed in a cost-effective manner. Headquartered in Chantilly, Virginia, Engility is a leading provider of specialized technical consulting, program and business support services, engineering and technology lifecycle support, information technology modernization and sustainment, supply chain services and logistics management, and training and education for the U.S. Government. To learn more about Engility, please visit www.engilitycorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements with respect to the anticipated closing of the proposed transaction. Words such as “may,” “will,” “should,” “anticipates,” “expects,” “believes” and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found in Engility’s filings made from time to time with the Securities and Exchange Commission (the “SEC”), including Engility’s Annual Report on Form 10-K for the year ended December 31, 2013 and more recent documents that have been filed with the SEC and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and Engility undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

ADDITIONAL INFORMATION FOR STOCKHOLDERS

In connection with the proposed transaction, Engility Holdings, Inc. (“Engility”) and New East Holdings, Inc., a wholly owned subsidiary of Engility (“New Engility”), have filed with the SEC a registration statement on Form S-4 which includes a preliminary joint proxy/consent solicitation statement of Engility and TASC Parent Corporation (“TASC”) and a preliminary prospectus of New Engility, as well as other relevant documents concerning the proposed transaction. The registration statement has not yet become effective. Engility will mail the definitive joint proxy/consent solicitation statement/prospectus to Engility and TASC stockholders. STOCKHOLDERS OF ENGILITY AND TASC ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE JOINT PROXY/CONSENT SOLICITATION STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive joint proxy/consent solicitation statement/prospectus (when available) and other filings containing information about Engility at the SEC’s website at www.sec.gov. The definitive joint proxy/consent solicitation statement/prospectus (when available) and the other filings may also be obtained free of charge at Engility’s website at www.engilitycorp.com under the tab “Investor Relations,” and then under the heading “SEC Filings.”

Engility and certain of its directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Engility stockholders in connection with the proposed merger. Information about the directors and executive officers of Engility and their ownership of Engility common stock is set forth in the proxy statement for Engility’s 2014 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 11, 2014.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the definitive joint proxy/consent solicitation statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraphs.

NO OFFERS OR SOLICITATIONS

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

# # #

3